            Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Investment Objectives and Policies" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 45 under the Securities Act of 1933 (Registration No. 333-02381) and Amendment No. 47 under the Investment Company Act of 1940 (Registration No. 811-07589) to the Registration Statement of The Hartford Mutual Funds, Inc.


                                                   /s/ Ernst & Young LLP

Minneapolis, MN
September 26, 2005